Exhibit 10.5

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is made and entered into as of this 27th day of September, 2017 (the “Effective Date”), by and among ALEXANDER M. SALGADO and ERDUIS SANABRIA (the “Management Shareholders”) and the other individuals and entities signatory to this Agreement (the “Investing Shareholders,” and together with the Management Shareholders, collectively, the “Shareholders” and individually, a “Shareholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Shareholders, who are currently members of 271 LAKE DAVIS HOLDINGS, LLC D/B/A SANSAL (the “LLC”) are acquiring shares of common stock (the “Shares”) of ARMEAU BRANDS, INC., a Nevada corporation (the “Company”) in exchange for their respective limited liability company membership interests in the LLC; and

WHEREAS, the Shareholders wish to provide for the orderly management of certain of the Company’s affairs on an ongoing basis.

AGREEMENT

NOW, THEREFORE, the Shareholders agree as follows:

1.             Voting Provisions. Each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, in accordance with the recommendations with respect to all matters brought to a vote of shareholders of the Company, including without limitation, the election or removal of directors, the amendment of the Company’s Articles of Incorporation or the merger or sale of the Company. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of common stock and preferred stock, by whatever name called, now owned or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise. In the absence of a voting recommendation by the Management Shareholders on one or more matters brought to a vote of shareholders, each Shareholder may vote such Shareholder’s Shares as determined by the Shareholder in the Shareholders’ sole and absolute discretion.

2.             Remedies.

2.1           Irrevocable Proxy and Power of Attorney. Each Shareholder hereby constitutes and appoints as the proxies of such Shareholder and hereby grants a power of attorney to the Managing Shareholders, and each of them, with full power of substitution, to vote such Shareholder’s Shares in accordance with Section 1, and hereby authorizes each of them to represent and vote, if and only if the Shareholder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Shareholder’s Shares Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Shareholders in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to this Agreement.

2.2           Specific Enforcement. Each Shareholder acknowledges and agrees that each other Shareholder party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by Shareholders parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of Managing Shareholders, on behalf of themselves and the other the Shareholders, shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.3           Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.             Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the sale or merger of the Company; (b) the Management Shareholders beneficially owning in the aggregate fewer than twenty-five percent (25%) of the Shares owned as of the Effective Date; (b) termination of this Agreement in accordance with Section 4.6; or (c) the fifth (5th) anniversary of this Agreement.

4.             Miscellaneous.

4.1           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Shareholders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2           Governing Law; Jurisdiction; Attorney’s Fees. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to conflicts of law principles.  Each of the Shareholders submits to the jurisdiction of any state or federal court sitting in the State of Florida, Miami-Dade County, in any action or proceeding to interpret enforce or otherwise arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Shareholders waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Shareholder with respect thereto.  Any Shareholder may make service on any other Shareholder by sending or delivering a copy of the process to the Shareholder to be served at the address and in the manner provided for the giving of notices in Section 4.5.  Nothing in this Section 4.2, however, shall affect the right of any Shareholder to serve legal process in any other manner permitted by law.  Each Shareholder agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. In any action brought to interpret to enforce this Agreement, the prevailing Shareholder or Shareholders shall be entitled to recover all cost related thereto from the non-prevailing Shareholder or Shareholders, including attorneys’ fees and costs at both the trial and appellate levels.

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4.3           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, ..PDF or any other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be (a) in writing; (b) sent by (i) personal delivery or (ii) a nationally recognized overnight courier to the addresses set forth under each Shareholder’s signature on the signature pages hereto (or to such subsequent address as a Shareholder may notify the Management Shareholders by written notice pursuant to this Section 4.5); and (c) shall be effective upon receipt.

4.6           Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Management Shareholders; and (b) Investing Shareholders holding of at least a majority of the Shares then held by the Investing Shareholders. The Management Shareholders shall give prompt written notice of any amendment, termination, or waiver hereunder to any Shareholder that did not consent in writing thereto. Any amendment, termination, or waiver effected in accordance with this Section 4.6 shall be binding on each Shareholder and all of such Shareholder’s heirs, legal representatives, and permitted assigns, whether or not any such Shareholder or such Shareholder’s heirs, legal representatives, successors or assigns entered into or approved such amendment, termination or waiver.

4.7           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Shareholder under this Agreement, upon any breach or default of any other Shareholder under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Shareholder, shall be cumulative and not alternative.

4.8           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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4.9           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Shareholders with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the Shareholders is expressly canceled.

4.10         Stock Splits, Stock Dividends and Similar Transactions.In the event of any issuance of Shares to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or similar transaction), such Shares shall become subject to this Agreement.

4.11          Further Assurances. At any time or from time to time after the Effective Date, the Shareholders agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Shareholders hereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Shareholders have executed this Voting Agreement as of the Effective Date

MANAGEMENT SHAREHOLDERS:

/s/Alexander Salgado
Alexander M. Salgado
Number of Shares: 946,725

Address

/s/ Erduis Sanabria
Erduis Sanabria
Number of Shares: 946,725

Address

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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INVESTING SHAREHOLDERS:

RUMAR INVESTMENTS, LLC

By:	/s/ Maricela Nicolas
Print Name: Maricela Nicolas
Title: Manager
Number of Shares: 312,000

Address

/s/ Etniel Sanabria
Etniel Sanabria
Number of Shares: 393,900

Address

[SIGNATURES CONTINUE FOLLOWING PAGE]

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/s/ Henry Yanez
Henry Yanez
Number of Shares: 68,250

Address

/s/ Edi Israelov
Edi Israelov
Number of Shares: 546,000

Address

/s/ Faullin Marshall Paletsky
Faullin Marshall Paletsky

/s/ Brenna Leigh Steinberg
Brenna Leigh Steinberg
Number of Shares: 273,000

Address

/s/ Joseph Michael Urciuoli
Joseph Michael Urciuoli
Number of Shares: 25,350

Address

[SIGNATURES CONTINUE FOLLOWING PAGE]

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YCA HOLDINGS, LLC

By:	/s/ Yeylys Cabrera
Print Name: Yeylys Cabrera
Title: CEO
Number of Shares: 390,000

Address

CAO INVESTMENT GROUP, LLC

By:	/s/ Erik Cao
Print Name: Erik Cao
Title: Manager
Number of Shares: 312,000

Address

YM LIMITED INVESTMENTS LLC

By:	/s/ Yenier Mirabales
Print Name: Yenier Mirabales
Title: Manager
Number of Shares: 156,000

Address

/s/ Jesus Muley Pratts
Jesus Muley Pratts
Number of Shares: 7,800

Address

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MENENDEZ INVESTMENT LLC

By:	/s/ Rosa Menendez
Print Name: Rosa Menendez
Title: Manager
Number of Shares: 78,000

Address

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